CNL Strategic Capital, LLC POS-AM

EXHIBIT 23.5

Consent of Independent Auditors

We consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (No. 333-222986) and related prospectus of CNL Strategic Capital, LLC of our reports dated February 26, 2021 on the consolidated financial statements of Polyform Holdings, Inc. and Subsidiary as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Plante & Moran, PLLC

Chicago, Illinois

April 9, 2021